SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 24, 2005

Date of Report (Date of earliest event reported)

NBTY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-31788	11-2228617
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

90 Orville Drive
Bohemia, New York 11716

(Address of principal executive offices, including zip code)

(631) 567-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.                                    OTHER EVENTS

On October 24, 2005, NBTY, Inc. (the “Company”) completed its redemption of all of its $150,000,000 aggregate principal amount of 8 5/8% Senior Subordinated Notes due 2007 (the “Old Notes”) that remained outstanding on October 24, 2005. The Company refinanced the Old Notes with the proceeds from an offering of $200,000,000 in aggregate principal amount of its 7 1/8% Senior Subordinated Notes due 2015. NBTY announced the call for redemption for all of such Old Notes on September 23, 2005 in accordance with the terms of the Indenture dated September 23, 1997 by and between the Company and The Bank of New York (successor to IBJ Schroder Bank & Trust Company) (the “Indenture”).  The redemption price was equal to $1,000 per $1,000 principal amount of the Old Notes validly tendered, plus accrued and unpaid interest to the redemption date. As a result of this redemption, all of the issued and outstanding Old Notes have been redeemed, and the Company’s obligations under the Indenture terminated as of October 24, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NBTY, INC.

	By:	/s/ Harvey Kamil
	Name:	Harvey Kamil
	Title:	President and Chief Financial Officer

Date: October 25, 2005